Exhibit 99.2

Black Ridge Oil & Gas Publishes New 2014 Investor Presentation

Slide-deck Incorporates Newly Acquired Assets into Corporate Growth Strategy

MINNETONKA, MN, January 15, 2014 – Black Ridge Oil & Gas, Inc. (the "Company") (OTCQB: ANFC), a well-positioned exploration and production (E&P) company focused on non-operated Bakken and Three Forks properties, today announced that it has posted a new 2014 investor presentation to its website detailing its corporate growth strategy.

Highlights from the presentation include:

•	Development details for the recently acquired Corral Creek assets;
•	18 gross (1.5 net) well Stockyard Field development plan;
•	Vast non-operated consolidation opportunities (+1 million acres) in the Williston Basin;
•	Emphasis on return-based asset management;
•	Operator reported effects of new completion designs on EURs and well performance;
•	10% year over year improvement in AFE’d well costs (from $9.7 million in 2012 to $8.8 million in 2013).

Ken DeCubellis, Black Ridge's Chief Executive Officer, said: “As a result of our transformational transactions and strong operational performance in 2013, Black Ridge updated its investment presentation to provide a pro forma look at our Company and emphasize our future growth opportunities in the Williston Basin.”

DeCubellis continued: “Black Ridge executed on a number of key transactions in 2013, including the core acreage swap into southern Williams County, closing the $125 million financing, and most recently, completing the $20.6 million Corral Creek acquisition in northern Dunn County; all positioning our Company for future growth. As a result of these transactions and our strong operational performance, Black Ridge today is in the best financial and operational position in its history.”

Cautionary Statement as to Forward-Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect the Company’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, acquisition and investment opportunities available to the Company, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's business that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

About the Company

Black Ridge Oil & Gas, Inc. is an oil and gas exploration and production company based in Minnetonka, Minnesota.  Black Ridge's focus is exclusive to the Williston Basin Bakken and Three Forks trend in North Dakota and Montana.  For additional information, visit the Company's website at www.blackridgeoil.com.

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Contact
Black Ridge Oil & Gas, Inc.
Ken DeCubellis, Chief Executive Officer
952-426-1241
www.blackridgeoil.com

SOURCE Black Ridge Oil & Gas, Inc.